Exhibit 10.27.3

                AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT
                                 March 30, 2004

         Reference is made to that certain Registration Rights Agreement dated December 30, 2003 as amended by Amendment No. 1 to Registration Rights Agreement dated February 27, 2004 (as amended, supplemented or otherwise modified hereafter the "Agreement") made by INYX, Inc., a Nevada corporation (the
"Company") and Laurus Master Fund, Ltd. (the "Purchaser" or "Laurus"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

         WHEREAS, the Company and Laurus have agreed to amend certain terms of the Agreement and the Company desires to make such changes; and

         NOW, THEREFORE, in consideration for the execution and delivery by the Company of this amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The definition of "Filing Date" contained in Section 1 of the Agreement is hereby deleted in its entirety and the following inserted in its stead:

                  "Filing Date" means, with respect to (1) the Registration Statement which is required to be filed with respect to the Loans made on the initial funding date, the date which is thirty (30) days after the date hereof, (2) with respect to each $2,000,000 tranche of Loans funded after the date hereof, the date which is forty five (45) days after such funding of such additional $2,000,000 of Loans evidenced by a Minimum Borrowing Note thereafter and (3) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to Section 2.5 of the Secured Convertible Revolving Note, Section 3.5 of the Secured Convertible Minimum Borrowing Notes, Section 4 of the Warrant, or any warrants issued by the Company to the Purchaser after the date hereof or otherwise, thirty (30) days after the occurrence such event, or the date of the adjustment of the Fixed Conversion Price."

         2. The foregoing amendment shall be effective as of December 30, 2003.

         3. There are no other amendments to the Agreement, and all of the other forms, terms and provisions of the Agreement remain in full force and effect.

         4. The Company hereby represents and warrants to Laurus that as of the date hereof all representation, warranties and covenants made by the Company in connection with the Agreement are true correct and complete and all of the Company's covenants requirements have been met.


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         IN WITNESS  WHEREOF,  each of the  Company  and Laurus has caused  this
Amendment No. 2 to Registration Rights Agreement signed in its name effective as of this 30th day of March, 2004.


                                             INYX, INC.


                                             By:________________________________
                                                Name:
                                                Title:



                                             LAURUS MASTER FUND, LTD.


                                             By:________________________________
                                             Name:
                                             Title: